UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2017

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.    Entry into a Material Definitive Agreement

On December 21, 2017, Pixelworks, Inc. (the “Company”) and Silicon Valley Bank entered into Amendment No. 6 (the “Amendment”) to the Loan and Security Agreement (the “Loan Agreement”), dated December 21, 2010, previously entered into by the parties (filed as Exhibit 10.26 to Pixelworks, Inc’s Annual Report on Form 10-K filed March 7, 2011). The Amendment, among other things, consents to the payment of certain indebtedness of ViXS Systems Inc., a Canadian corporation that the Company acquired on August 2, 2017, and extends the maturity date of the revolving line of credit provided pursuant to the Loan Agreement to December 28, 2018.  The maturity date was previously December 29, 2017, as provided by Amendment No. 4 to the Loan Agreement (filed as Exhibit 10.1 to our Current Report on Form 8-K, filed on December 19, 2016).

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.    Creation of Direct Financial Obligation

The information disclosed under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment No. 6 to the Loan and Security Agreement, between Pixelworks, Inc. and Silicon Valley Bank, dated December 21, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	December 22, 2017	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer